UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 27, 2020

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

001-03789	SOUTHWESTERN PUBLIC SERVICE COMPANY			75-0575400
(a New Mexico corporation)
790 South Buchanan Street
	Amarillo	Texas	79101
	(303)	571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Texas 2019 Electric Rate Case
In August 2019, SPS filed an electric rate case with the PUCT seeking an increase in retail electric base rates of approximately $141 million. The filing requests an ROE of 10.35%, a 54.65% equity ratio, rate base of approximately $2.6 billion and utilizes a historic 12 month period that ended June 30, 2019. SPS’ request was subsequently revised in March 2020 to approximately $130 million, based on a requested ROE of 10.1%, a 54.62% equity ratio, rate base of approximately $2.6 billion and historic test year ended June 30, 2019.

On May 20, 2020, SPS, the PUCT Staff and various intervenors reached an uncontested settlement, which includes:

•An electric rate increase of $88 million and a reset of the Transmission Cost Recovery Factor to zero;
•ROE of 9.45% and equity ratio of 54.62% for allowance for funds used during construction purposes;
•Depreciation rates:
◦Tolk - 2037 end-of-life date;
◦Hale - 25-year end-of-life date;
◦All other generating units - end-of-life dates as proposed by SPS; and
◦Transmission - 35% of the incremental change between existing depreciation rates and rates proposed by SPS.
•Ring-fencing measures like those in other recent PUCT settlements, including:
◦Credit agreements and indentures (e.g., no cross-default provisions);
◦Financial covenants;
◦Restrictions on pledging of assets and securing debt;
◦Maintaining stand-alone credit facility and ratings; and
◦Affiliate and non-affiliate limitations.

On Aug. 27, 2020, the PUCT approved the uncontested settlement with limited non-substantial changes, including a 30-day reporting requirement on the estimated amount of revenue under-recovery since Sept. 12, 2019 (i.e., the retroactive effective date). SPS will submit a filing in the fourth quarter of 2020 to surcharge the final under-recovered amount.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking statements, as well as assumptions and other statements are intended to be identified in this document by the words "anticipate," “believe,” “could,” “estimate,” “expect,” "intend," "may," "objective," "outlook," "plan," "project," "possible," “potential,” "should," "will," "would," and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. Factors, in addition to those discussed in Xcel Energy's and SPS' Annual Report on Form 10-K for the year ended Dec. 31, 2019, and subsequent securities filings, that could cause actual results to differ materially from management expectations as suggested by such forward-looking information: uncertainty around the impacts and duration of the COVID-19 pandemic; operational safety, including our nuclear generation facilities; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices and fuel costs; qualified employee work force and third-party contractor factors; ability to recover costs, changes in regulation and subsidiaries’ ability to recover costs from customers; reductions in our credit ratings and the cost of maintaining certain contractual relationships; general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; our subsidiaries’ ability to make dividend payments; tax laws; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; seasonal weather patterns; changes in environmental laws and regulations; climate change and other weather; natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; and costs of potential regulatory penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 28, 2020	Xcel Energy Inc. (a Minnesota corporation)
Southwestern Public Service Company (a New Mexico corporation)

/s/ BRIAN J. VAN ABEL
Brian J. Van Abel
Executive Vice President, Chief Financial Officer and Director